EXHIBIT 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED REPLACEMENT CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REPLACEMENT CREDIT AGREEMENT (this “Amendment”), is entered into as of March 6, 2023, by and among ARGAN, INC., a corporation organized and in good standing under the laws of the State of Delaware (the “Company”), SOUTHERN MARYLAND CABLE, INC., a corporation organized and in good standing under the laws of the State of Delaware, GEMMA POWER, INC., a corporation organized and in good standing under the laws of the State of Connecticut, GEMMA POWER SYSTEMS CALIFORNIA, INC., a corporation organized and in good standing under the laws of the State of California, GEMMA POWER SYSTEMS, LLC, a limited liability company organized and in good standing under the laws of the State of Connecticut, GEMMA POWER HARTFORD, LLC, a limited liability company organized under the laws of the State of Connecticut, GEMMA PLANT OPERATIONS, LLC, a limited liability company organized and in good standing under the laws of the State of Delaware, ATLANTIC PROJECTS COMPANY, INC., a corporation organized and in good standing under the laws of the State of New York, GEMMA RENEWABLE POWER LLC, a limited liability company organized under the laws of the State of Delaware, TRC ACQUISITION, LLC, a limited liability company organized under the laws of the State of Delaware and THE ROBERTS COMPANY, INC., a corporation organized under the laws of the State of Delaware, together with certain other Subsidiaries of the Company from time to time a party hereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”) and BANK OF AMERICA, N.A., a national banking association, as the Lender (the “Lender”).

The Borrowers and the Lender are parties to an Amended and Restated Replacement Credit Agreement dated as of May 15, 2017 (as amended, amended and restated, supplemented, substituted, extended, or otherwise modified from time to time, the “Existing Credit Agreement”), and they now desire to amend certain provisions of the Existing Credit Agreement as provided herein.

Accordingly, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which consideration are hereby mutually acknowledged, the Borrowers and the Lender hereby agree as follows:

1.Capitalized Terms; Effective Date.  Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Existing Credit Agreement, as amended by this Amendment (the Existing Credit Agreement, as amended by this Amendment, being hereinafter referred to as the “Credit Agreement”).
2.Amendments to Existing Credit Agreement.  As of the date all of the conditions set forth in Section 4 below are fully satisfied, and the satisfaction of the other terms contained in this Amendment, the Borrowers and the Lender agree that the following provisions of the Existing Credit Agreement are amended as follows:
2.1Defined Terms.
(a)Section 1.01 of the Existing Credit Agreement is amended to add in alphabetical order the following definitions:

“CME” means CME Group Benchmark Administration Limited.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10.00 basis points); and with respect to Term SOFR means 0.10% (10.00 basis points) for an Interest Period of one-month’s duration, and 0.15% (15.00 basis points) for an Interest Period of three-month’s duration.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Lender) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

(b)The defined terms “Adjusted LIBOR Rate”, ‘Eurocurrency Rate”, “Index Rate”, “LIBOR”, “LIBOR Daily Floating Rate”, “LIBOR Rate”, “LIBOR Rate Election”, “LIBOR Reserve Percentage”, “LIBOR Screen Rate”, “LIBOR Successor Rate Conforming Changes”, and “Related Adjustment” are hereby removed from Section 1.01 of the Existing Credit Agreement.
(c)The following defined terms in Section 1.01 of the Existing Credit Agreement are amended and restated in their entirety as follows:

“Applicable Rate” means, for any day, the rate per annum set forth:

Tern SOFR Revolving Loans	Daily Simple SOFR Revolving Loans	Base Rate Revolving Loans	Letters of Credit	Cash Collateralized Letters of Credit	Unused Fee
1.60%	1.60%	1.00%	1.60%	1.00%	0.25%

“Base Rate” means, on any day, a fluctuating rate per annum equal to the Applicable Rate for the Base Rate Revolving Loans plus the highest of:  (a) the Federal Funds Rate for that day plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “Prime Rate,” or (c) the Term SOFR for that day plus 1.00%.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.16 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  The “Prime Rate” is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.  Notwithstanding anything else herein, if the Base Rate shall be less than zero percent (0.00%), such rate shall be deemed to equal zero percent (0.00%) for purposes of this Agreement.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date.

“Term SOFR” means:

(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one or three months thereafter, as selected by the Borrowers in its Loan Notice, or such other period that is twelve months or less requested by the Borrowers and consented to by the Lender (in the case of each requested Interest Period, subject to availability); provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

2.2Borrowings, Conversions and Continuations of Loans. Section 2.02 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

2.02 Borrowings, Conversions and Continuations of Loans.

(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Company’s irrevocable notice to the Lender, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Lender of a Loan Notice. Each such Loan Notice must be received by the Lender not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Company wishes to request Term SOFR Loans having an Interest Period other than one or three months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Lender not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation.  Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Lender shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by the Lender.  Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Sections 2.03(f) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing,  conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans.  If the Company requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Following receipt of a Loan Notice, upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Lender shall make the requested funds available to the applicable Borrower either by (i) crediting the account of the Company on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Company.

(c)Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)The Lender shall promptly notify the Company of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

(f)With respect to SOFR or Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Lender shall post each such amendment implementing such Conforming Changes to the Company reasonably promptly after such amendment becomes effective.

2.3Prepayments. Section 2.05(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

2.05.(a).   Optional. The Company may, upon notice to the Lender pursuant to delivery to the Lender of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

2.4Illegality. Section 2.14 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

2.14.Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending

Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by the Lender to the Borrowers, (a) any obligation of the Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of the Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Term SOFR component of the Base Rate, in each case until the Lender notifies the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrowers shall, upon demand from the Lender, prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of the Lender shall, if necessary to avoid such illegality, be determined by the Lender without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if the Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of the Lender determining or charging interest rates based upon SOFR, the Lender shall during the period of such suspension compute the Base Rate applicable to the Lender without reference to the Term SOFR component thereof until the Borrowers are advised in writing by the Lender that it is no longer illegal for the Lender to determine or charge interest rates based upon SOFR.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.05.

2.5Inability to Determine Rates. Section 2.15 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

2.15.Inability to Determine Rates.

(a)  If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Lender determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR  Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Lender determines that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrowers.

Thereafter, (x) the obligation of the Lender to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Lender revokes such notice.

Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii)

any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Replacement of Term SOFR or Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Lender determines (which determination shall be conclusive absent manifest error), or the Borrowers notify the Lender that the Borrowers have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month and three month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Lender or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Lender, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Lender (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Lender, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Lender determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Lender and the Borrowers may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03  at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Lender from time to time in its reasonable discretion and may be periodically updated.  For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”.

The Lender will promptly (in one or more notices) notify the Borrowers of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Lender, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Lender shall post each such amendment implementing such Conforming Changes to the Borrowers reasonably promptly after such amendment becomes effective.

2.6LIBOR Successor Rate. Section 2.16 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

2.16.[Reserved].

2.7Financial Statements. Section 6.01(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(c)Budget.  As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, an annual budget of the Company and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Company, in form satisfactory to the Lender, of Consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for such fiscal year.

2.8Restricted Payments.  Effective as of October 31, 2022, the following new Section is added to the Existing Credit Agreement immediately after Section 7.06(c):

(d)the Loan Parties shall be permitted to make special (i) dividends or other distributions, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Company or any of its Subsidiaries, now or hereafter outstanding, (ii)  redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Company or any of its Subsidiaries, now or hereafter outstanding, or (iii) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding (each, a “Permitted Payment” and collectively, the “Permitted Payments”), provided the Permitted Payments do not exceed (i) Fifty-Five Million Dollars ($55,000,000) in the fiscal year ending January 31, 2023, and (ii) Forty Million Dollars ($40,000,000) in any other fiscal year, and shall be made out of available funds as set forth on the  Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and further, provided that each of the following conditions is satisfied at the time of, and after giving effect to, any Permitted Payments:

(i)The Borrowers shall, on a consolidated Pro Forma Basis after giving effect to such Permitted Payment, have a positive balance in the Borrowers’ retained earnings account as reflected on the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto;

(ii)No Default or Event of Default shall have occurred and be continuing;

(iii)Not less than five (5) Business Days prior to the closing of any Permitted Payment (excluding a share repurchase program), Borrowers shall have provided the Lender written notice of such Permitted Payment, together with calculations and supporting materials which demonstrate that the Borrowers will satisfy each of the requirements for a Permitted Payment; and

(iv)Not less than five (5) Business Days prior to the execution of a share repurchase program transacting in the capital markets, Borrowers shall have provided the Lender written notice of such share repurchase program, together with calculations and supporting materials which demonstrate that the Borrowers will satisfy each of the requirements for a Permitted Payment.

2.9Exhibit C. Exhibit C to the Existing Credit Agreement is hereby replaced in its entirety with the Revised Exhibit C attached hereto.
3.Representations and Warranties.  Each Borrower hereby represents and warrants to the Lender that:
3.1After giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.
3.2Each Borrower has full requisite power and authority to execute and deliver this Amendment, to perform its obligations under the Credit Agreement, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate or limited liability company action.  No consent or approval of the shareholders or members of each Borrower which has not been obtained and no consent or approval of, notice to or filing with, any public authority which has not been obtained or made is required as a condition to the validity of this Amendment.
3.3This Amendment and the Existing Credit Agreement constitute the valid and legally binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
3.4There are no actions, suits, proceedings or investigations pending or, so far as the officers of the Borrowers know, threatened before any court or administrative agency that, in the opinion of such officers, would, if adversely determined, materially adversely affect (i) the financial condition or operations of the Borrowers, or (ii) the ability of the Borrowers to execute or deliver this Amendment, or to carry out the terms of the Existing Credit Agreement.

3.5There is no existing mortgage, lease, indenture, contract or other agreement binding on the Borrowers or affecting their property, that would conflict with or in any way prevent the execution or delivery of this Amendment or the carrying out of the terms of the Existing Credit Agreement.
3.6Neither the Borrowers nor any Guarantor is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.
3.7The information included in the Beneficial Ownership Certification most recently provided to the Lender, if applicable, is true and correct in all respects.
4.Conditions.  The effectiveness of this Amendment is subject to the following conditions precedent:
4.1Amendment.  The Borrowers and the Lender shall have executed and delivered one or more counterparts of this Amendment.
4.2Consent and Reaffirmation of Guarantors.  The Borrowers shall have caused each Guarantor to have executed and delivered to the Lender the Consent and Reaffirmation of Guarantor attached hereto.
4.3KYC Information.  Upon the request of the Lender, (a) the Borrowers shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and (b) if any of the Borrowers qualify as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrowers shall have delivered Beneficial Ownership Certifications to the Lender.  For purposes hereof: (i) “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, and (ii) “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
4.4The Borrowers shall have provided evidence satisfactory to the Lender that the execution, delivery and performance by each Borrower and each Guarantor of this Amendment and each other instrument or agreement required under this Amendment have been duly authorized.

4.5.The Lender shall have received the fees and expenses owing pursuant to Section 7.

5.No Other Amendments; Reaffirmation; No Novation; No Waiver; Reservation of Rights and Release.
5.1Except as expressly amended hereby, the terms of the Existing Credit Agreement shall remain in full force and effect in all respects, and each Borrower hereby reaffirms its obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party (as each of such Loan Documents may have been affected by this Amendment). Each Borrower acknowledges and agrees that (a) the execution and delivery of this Amendment and consummation of the transactions contemplated hereby do not reduce, discharge, release, impair or otherwise limit any such Borrower’s obligations under the Credit Agreement or any of the other Loan Documents to which it is a party, (b) each Borrower does not have any offset, counterclaim or defense of any kind to its obligations, covenants or agreements under the Credit Agreement or any of the other Loan Documents to which it is a party, (c) nothing contained in this Amendment shall be deemed to constitute a waiver or release by the Lender of any default or Event of Default that may now or hereafter exist under the Credit Agreement or any of the other Loan Documents, or of the Lender’s right to exercise any and all of its rights and remedies thereunder, all of which rights and remedies are hereby reserved by the Lender, and (d) nothing contained in this Amendment shall be construed to constitute a novation with respect to the Indebtedness described in the Credit Agreement and the other Loan Documents.
5.2Each Borrower, for itself and for its successors and assigns, hereby releases and forever discharges the Lender and the Lender’s, respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Lender Group”), from any and all presently existing claims, demands, damages, liabilities, actions and/or causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower may have or claim to have against any of the Lender Group arising out of facts or events in any way related to the Credit Agreement, any of the other Loan Documents, or the transactions contemplated thereby or hereby that exist on the date hereof or arise from facts or actions occurring prior hereto or on the date hereof.
5.3Without limiting the generality of the foregoing or the Security Agreement, each Borrower hereby acknowledges and agrees that (i) the security interests and liens granted under the Security Agreement secure each Borrower’s indebtedness, obligations and liabilities under the Existing Credit Agreement, as amended by this Amendment and the other Loan Documents (as each of such Loan Documents may have been affected by this Amendment), (ii) this Amendment does not release, impair or otherwise limit any of its obligations under the Security Agreement, (iii) the Security Agreement remains in full force and effect in all respects, and (iv) all references in the Security Agreement to the “Credit Agreement” shall be deemed references to the Existing Credit Agreement as amended by this Amendment.
6.References.  All references in the Credit Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Credit Agreement” or similar words in the other Loan Documents, or any other document or instrument that refers to the Credit Agreement, shall be deemed to be references to the Existing Credit Agreement as amended by this Amendment.
7.Expenses.  Each Borrower hereby agrees that it will pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation of this Amendment and the consummation of the transactions described herein, including, without limitation, the reasonable attorneys’ fees and expenses of the Lender.
8.Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.
9.Counterparts; Electronic Delivery.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.  Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) (i) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party, and (ii) shall be binding on such party for all purposes.
10.Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.FINAL AGREEMENT.  BY SIGNING THIS AMENDMENT, EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT

BETWEEN OR AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS AMENDMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES, AND (D) THIS AMENDMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, all as of the day and year first above written.

BORROWER:	ARGAN, INC.

By: __/s/ David Watson__________________(Seal)

David Watson

Chief Executive Officer

DESIGNATED

BORROWERS:	SOUTHERN MARYLAND CABLE, INC.

By: __/s/ David Watson__________________(Seal)

David Watson

Vice President and Treasurer

GEMMA POWER, INC.

By: __/s/ David Watson__________________(Seal)

David Watson

Vice Chairman

GEMMA POWER SYSTEMS CALIFORNIA, INC.

By: __/s/ David Watson__________________(Seal)

David Watson

Vice Chairman

GEMMA POWER SYSTEMS, LLC

By: __/s/ David Watson__________________(Seal)

David Watson

Vice Chairman

GEMMA POWER HARTFORD, LLC

By: __/s/ Charles Collins IV______________(Seal)

Charles Collins IV

Manager

GEMMA PLANT OPERATIONS, LLC

By: __/s/ Charles Collins IV______________(Seal)

Charles Collins IV

Manager

ATLANTIC PROJECTS COMPANY, INC.

By: __/s/ David Watson__________________(Seal)

David Watson

Chairman

GEMMA RENEWABLE POWER, LLC

By: __/s/ David Watson__________________(Seal)

David Watson

Vice Chairman

TRC ACQUISITION, LLC

By: __/s/ David Watson__________________(Seal)

David Watson

Manager

THE ROBERTS COMPANY, INC.

By: __/s/ David Watson__________________(Seal)

David Watson

Chairman

BANK OF AMERICA, N.A.,

as Lender

By: __/s/ Colleen Landau______________ (Seal)

Colleen Landau

Senior Vice President